SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.
$750,000,000 4.000% Senior Notes due 2027
$1,500,000,000 5.400% Senior Notes due 2047

UNDERWRITING AGREEMENT
September 19, 2017

DEUTSCHE BANK SECURITIES INC.
PNC CAPITAL MARKETS LLC
U.S. BANCORP INVESTMENTS, INC.
WELLS FARGO SECURITIES, LLC

As the Representatives of the several
Underwriters named in Schedule 1 attached hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

c/o PNC Capital Markets LLC
The Tower at PNC Plaza
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222

c/o U.S. Bancorp Investments, Inc.
214 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule 1 attached to this underwriting agreement (this “Agreement”) (i) $750,000,000 aggregate principal amount of its 4.000% Senior Notes due 2027 (the “2027 Notes”) and (ii) $1,500,000,000 aggregate principal amount of its 5.400% Senior Notes due 2047 (the “2047 Notes” and together with the 2027 Notes, the “Notes”). The Operating Partnership’s obligations under the Notes and the Indentures (as defined below) will be unconditionally guaranteed (the “Guarantees”), on a senior basis, by the Guarantor (as defined below). The Notes and the Guarantees are referred to herein as the “Securities.” The Securities will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) as of the Applicable Time (as defined below) and the Prospectus (as defined below) dated as of the date hereof. The 2027 Notes will be issued pursuant to the Indenture dated as of December 16, 2005 (the “Original Indenture”) among the Operating Partnership, as the issuer of the Notes, Energy Transfer Partners, L.P. (f.k.a. Sunoco Logistics Partners L.P.), a Delaware limited partnership and the sole limited partner of the Operating Partnership (the “Partnership” or the “Guarantor” and together with the Operating Partnership, the “Issuers”), as the guarantor of the Notes, and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by the Fifteenth Supplemental Indenture to be dated the Delivery Date (as defined below) (the “Fifteenth Supplemental Indenture” and, together with the Original Indenture, the “2027 Indenture”), and the 2047 Notes will be issued pursuant to the Original Indenture, as supplemented by the Sixteenth Supplemental Indenture to be dated as of the Delivery Date (the “Sixteenth Supplemental Indenture” and, together with the Original Indenture, the “2047 Indenture”). Such Fifteenth Supplemental Indenture and Sixteenth Supplemental Indenture are referred to collectively herein as the “Supplemental Indentures.” The 2027 Indenture and the 2047 Indenture are sometimes individually referred to herein as an “Indenture” and collectively as the “Indentures.” Deutsche Bank Securities Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (the “Representatives”) shall act as the representatives of the several Underwriters. Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined below) and the Indentures.
Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), is a controlled subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), and the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC”), is the general partner of the General Partner. The Partnership is the sole limited partner of the Operating Partnership and the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company (the “OLP GP”), which serves as the general partner of the Operating Partnership.
Each of ETP LLC, the General Partner, the Issuers and the OLP GP is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”
This Agreement is to confirm the agreement among the Issuers and the Underwriters concerning the purchase of the Securities from the Issuers by the Underwriters.
Section 1.    Representations, Warranties and Agreements of the Issuers.
Each of the Issuers, jointly and severally, represent, warrant and agree that:
(a)    Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-206301), with respect to the Securities (i) has been prepared by the Issuers in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on August 11, 2015. Copies of such registration statement and any amendment thereto have been delivered by the Issuers to the Representatives. As used in this Agreement:
(i)    “Applicable Time” means 5:15 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Issuers is a time prior to the time of the first sale of the Securities;
(ii)    “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;
(iii)    “Effective Date” means any date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iv)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the offering of the Securities, including the final term sheet prepared pursuant to Section 5(a)(ii) hereof and attached to this Agreement in Annex 1 hereto;
(v)    “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;
(vi)    “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Issuers on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
(vii)    “Prospectus” means the prospectus supplement relating to the Securities that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and
(viii)    “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-206301), including exhibits and financial statements and any information in the prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.
Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be (the “Incorporated Documents”). Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Issuers, threatened by the Commission. The Commission has not notified the Issuers of any objection to the use of the form of the Registration Statement.
(b)    Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time any Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. None of the Issuers were at the earliest time after the initial filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, are not on the date hereof and will not be on the Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Issuers have been since the time of initial filing of the Registration Statement and continue to be eligible to use Form S-3 for the offering of the Securities.
(c)    Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
(d)    Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Issuers in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee on Form T-1 (“Form T-1”) and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(e)    Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Issuers in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(f)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(h)    Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)    Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Issuers have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Annex 3 hereto. The Issuers have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
(j)    Formation and Qualification of the Partnership and Operating Partnership. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Operating Partnership or the Partnership to any material liability or disability.
(k)    Formation and Qualification of ETP LLC, the General Partner and the OLP GP. Each of ETP LLC, the General Partner and the OLP GP has been duly formed and is validly existing in good standing as a limited liability company or limited partnership under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), or the Delaware LP Act, as applicable, with full limited liability company power or partnership power, as applicable, and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects and to act as general partner of the General Partner, the Partnership and the Operating Partnership, respectively. Each of ETP LLC, the General Partner and the OLP GP is duly registered or qualified as a foreign limited liability company or foreign limited partnership, as applicable, for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Operating Partnership or the Partnership to any material liability or disability.

(l)    Ownership of ETP LLC. To the knowledge of the Issuers, ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement (the “ETP LLC Agreement”) and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and ETE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”), except pari passu Liens granted pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, as amended by Amendment No. 1 thereto dated as of March 24, 2017 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “ETE Pledge Agreement”), by and among ETE, ETP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as the grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under (A) that certain Credit Agreement dated as of March 24, 2017, as amended, supplemented, amended and restated or otherwise modified from time to time, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto; (B) that certain Senior Secured Term Loan Agreement dated as of February 2, 2017, as amended, supplemented, amended and restated or otherwise modified from time, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto; and (C) that certain Indenture dated September 20, 2010, as amended, supplemented, restated or modified, between ETE, as issuer, and U.S. Bank National Association, as trustee.
(m)    Formation and Qualification of Material Subsidiaries. Each of the Material Subsidiaries (as defined below) of the Partnership has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed, with full corporate, limited liability company or limited partnership power and authority, as the case may be, necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects, and is duly registered or qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Operating Partnership or the Partnership to any material liability or disability.
(n)    Ownership of General Partner. ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership (as the same may be amended or restated at or prior to the date hereof, the “GP LP Agreement”) and are fully paid (to the extent required under the GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement, the Pricing

Disclosure Package and the Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement.
(o)    Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 0.39% general partner interest in the Partnership and all of the Incentive Distribution Rights (as defined in the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the Delivery Date, the “Partnership Agreement”)); such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.
(p)    Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, (i) the limited partners of the Partnership own (A) 1,155,484,525 Common Units (as defined in the Partnership Agreement), (B) 8,853,832 Class E Units (as defined in the Partnership Agreement), (C) 90,706,000 Class G Units (as defined in the Partnership Agreement), (D) 100 Class I Units (as defined in the Partnership Agreement), (E) 60 Class J Units (as defined in the Partnership Agreement) and (F) 101,525,429 Class K Units (as defined in the Partnership Agreement), collectively representing an approximate 99% limited partner interest in the Partnership, (ii) 27,535,127 Common Units are owned by ETE, free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement, (iii) 8,853,832 Class E Units are owned by Heritage Holdings, Inc., free and clear of all Liens, (iv) 90,706,000 Class G Units are owned by subsidiaries of Sunoco, Inc., free and clear of all Liens, (v) 100 Class I Units are owned by the General Partner, (vi) 60 Class J Units are owned by the General Partner free and clear of all Liens, and (vii) 101,525,429 Class K Units are owned by certain indirect subsidiaries of the Partnership, free and clear of all Liens. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(q)    Valid Issuance of Notes. The Notes have been duly and validly authorized by the Operating Partnership and OLP GP for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when executed by the Operating Partnership and authenticated by the Trustee in accordance with the applicable Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits of the applicable Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(r)    Valid Issuance of Guarantees. The Guarantees have been duly and validly authorized by the Guarantor, the General Partner and ETP LLC for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when the Notes are duly executed by the

Operating Partnership and authenticated by the Trustee in accordance with the applicable Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, the Guarantees will have been validly issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits of the applicable Indenture and enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(s)    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% member interest in the OLP GP; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as the same may be amended or restated on or prior to the Delivery Date, the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens, except restrictions on transferability set forth in the OLP GP LLC Agreement.
(t)    Ownership of the Operating Partnership.
(i)    The OLP GP is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be further amended or restated on or prior to the Delivery Date, the “Operating Partnership Agreement”) and the OLP GP owns such general partner interest free and clear of all Liens, except restrictions on transferability set forth in the Operating Partnership Agreement; and
(ii)    The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, except restrictions on transferability set forth in the Operating Partnership Agreement.
(u)     Material Subsidiaries. Attached hereto as Annex 4 is a listing of each direct or indirect Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus after giving effect to the transactions contemplated by that certain merger agreement dated November 20, 2016, as amended on December 16, 2016 by and between the Partnership and Energy Transfer, LP and certain of their affiliates (collectively, the “Material Subsidiaries”).

(v)    No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Issuers, in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Securities as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.
(w)    Authority. The Issuers have all requisite power and authority to (i) issue, sell and deliver the Securities, as the case may be, in accordance with and upon the terms and conditions set forth in this Agreement, the applicable Indenture, the Partnership Agreement, the Operating Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) consummate the transactions contemplated by this Agreement and the applicable Indenture; each of the Issuers party thereto has all requisite power and authority to execute and deliver the Securities, the Indentures and this Agreement and perform its obligations thereunder (this Agreement, the Securities and the Indentures are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents”); and at the Delivery Date all limited partnership action required to be taken by the Issuers for (i) the authorization, issuance, sale and delivery of the Securities, (ii) the authorization, execution and delivery of the Debt Documents, and (iii) the consummation of the transactions contemplated by the Debt Documents, shall have been validly taken.
(x)    Authorization of the Agreement. This Agreement has been duly authorized by each of the Issuers, OLP GP, the General Partner and ETP LLC, and validly executed and delivered by each of the Issuers.
(y)    Authorization and Enforceability of the Indentures. As of the Delivery Date, the Indentures will (i) be duly and validly authorized, executed and delivered by each of the Issuers party thereto, (ii) be duly qualified under the Trust Indenture Act and the rules and regulations thereunder, (iii) comply as to form with the requirements of the Trust Indenture Act and (iv) assuming due authorization, execution and delivery by the Trustee, constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z)    Debt Documents. Each Debt Document that is described in the Registration Statement, the Preliminary Prospectus and the Prospectus conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
(aa)    Authorization and Enforceability of Other Agreements.
(i)    The ETP LLC Agreement has been duly authorized, executed and delivered by ETE, and is a valid and legally binding agreement of ETE, enforceable against ETE in accordance with its terms;
(ii)    the GP LP Agreement has been duly authorized, executed and delivered by ETP LLC and ETE, and is a valid and legally binding agreement of ETP LLC and ETE, enforceable against ETP LLC and ETE in accordance with its terms;
(iii)    the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(iv)    the OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms; and
(v)    the Operating Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership, and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms.
provided that, with respect to each agreement described in Section 1(aa)(i)–(v) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.
(bb)    No Violations. None of the (i) offering, issuance and sale by the Issuers of the Securities, (ii) the execution, delivery and performance of the Debt Documents by the Issuers party thereto, (iii) consummation of the transactions contemplated by the Debt Documents or (iv) application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Issuers, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any direct or indirect subsidiaries of the Partnership (collectively, the “Subsidiaries”) or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.
(cc)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each a “Consent”) is required in connection with (i) the offering, issuance and sale by the Issuers of the Securities, (ii)  the execution, delivery and performance of the Debt Documents by the Issuers party thereto, (iii) the consummation of the transactions contemplated by the Debt Documents (including the issuance and sale of the Securities) or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Underwriters, (B) that have been, or prior to the Delivery Date will be, obtained, including pursuant to the Trust Indenture Act, or (C) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)    No Sales. None of the Issuers has sold or issued any securities of the same class as the Securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.
(ee)    No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus.
(ff)    Capitalization and Financial Statements. At June 30, 2017, the Partnership had, on the consolidated basis indicated in the Preliminary Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(gg)    Independent Registered Public Accounting Firm. Grant Thornton LLP, who has certified certain financial statements of the Partnership and its Subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and who has delivered the initial letter referred to in Section 7(g) hereof, is and has been, during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement and the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and the Subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(hh)    Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Preliminary Prospectus and the Prospectus as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Preliminary Prospectus and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Preliminary Prospectus and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Issuers represent only that (A) the Partnership Entities and each applicable Subsidiary have sufficient title to enable them to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Preliminary Prospectus and the Prospectus.
(ii)    Permits. The Partnership and each of the Subsidiaries have, or at the Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Preliminary Prospectus and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, or at the Delivery Date will have, fulfilled and performed all its material obligations with respect to such

Permits in the manner described, and subject to the limitations contained in the Preliminary Prospectus and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non‑issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
(jj)    Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on the Delivery Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.
(kk) Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and none of the Issuers nor, to the knowledge of the Issuers, any Subsidiary has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.
(ll)    Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, under the captions “Business—Safety Regulation,” “Business—Environmental Regulation,” and “Business—Rate Regulation,” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.

(mm)    Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any of the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of ETP LLC or any of its affiliates, including ETE, on the other hand, which is required to be described in the Preliminary Prospectus or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or any Material Subsidiary or their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity or any Material Subsidiary.
(nn) No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of ETP LLC or of any affiliate of ETP LLC), exists or, to the knowledge of any of the Issuers, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.
(oo) Employee Benefit Matters. To the knowledge of the Issuers after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(pp)    Tax Returns. The Partnership and each of the Subsidiaries have filed (or have obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership nor any of the Subsidiaries which has had (nor do the Issuers have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.
(qq) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole)(iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(rr)    Books and Records. The Issuers (i) make and keep books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Issuers and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(ss)    No Default. None of the Partnership Entities nor any of the Material Subsidiaries is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents. None of the Partnership Entities nor any Subsidiary is (i) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of any of the Issuers to perform their respective obligations under the Debt Documents. To the knowledge of the Issuers, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.
(tt)    Environmental Compliance. Except as described in the Preliminary Prospectus and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the Issuers after due inquiry there are no, pending event or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Preliminary Prospectus and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.
(uu) Investment Company. None of the Issuers is, and as of the Delivery Date and, after giving effect to the offer and sale of the Securities to be sold by the Issuers hereunder and application of the net proceeds from such sale as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the Issuers will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
(vv)    No Legal Actions or Violations. Except as described in the Preliminary Prospectus and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which any of the Partnership Entities, any of the Subsidiaries or any of the officers and directors of ETP LLC is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Issuers, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities or (C) in any manner draw into question the validity of the Debt Documents or the transactions contemplated thereby.
(ww)    Statistical Data. The statistical and market-related data included in the Preliminary Prospectus and the Registration Statement are based on or derived from sources which the Issuers believe to be reliable and accurate in all material respects.
(xx)    Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange

Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.
(yy)     Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of ETP LLC (the “Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(zz)    No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Issuers, any of their affiliates has distributed nor, prior to the later to occur of the Delivery Date and completion of the distribution of the Securities, will they distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(i) or 5(a)(vii) and any Issuer Free Writing Prospectus set forth in Annex 3 hereto.
(aaa)    Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(bbb)    Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(ccc)    No Unlawful Payments. None of the Partnership Entities or any of the Subsidiaries, nor to the knowledge of the Issuers, any director, officer, or employee of any of the Partnership Entities or any of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(ddd)    Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Issuers, threatened.
(eee)    No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the Issuers, any director, officer or employee of any of the Partnership Entities nor, to the knowledge of the Issuers, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the General Partner, the Partnership or the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(fff)    Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) have taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Securities.
Each certificate signed by or on behalf of any of the Issuers and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Issuer to the Underwriters as to the matters covered thereby.

Section 2.    Purchase of the Securities by the Underwriters.
On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuers, (i) the principal amount of the 2027 Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 98.566% of the principal amount thereof, plus accrued interest, if any, from September 21, 2017, and (ii) the principal amount of the 2047 Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 98.931% of the principal amount thereof, plus accrued interest, if any, from September 21, 2017.
The Issuers shall not be obligated to deliver any of the Securities to be delivered on the Delivery Date, except upon payment for all the Securities to be purchased on the Delivery Date as provided herein.
Section 3.    Offering of Securities by the Underwriters.
Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.
Section 4.    Delivery of and Payment for the Securities.
Delivery of and payment for the Securities shall be made at the offices of Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston, Texas time, on September 21, 2017 or at such other date or place as shall be determined by agreement between the Representatives and the Issuers. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Securities shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Securities being sold by the Issuers to or upon the order of the Operating Partnership by wire transfer in immediately available funds to the accounts specified by the Operating Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Issuers shall deliver the Securities through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
The Securities of each series shall be evidenced by one or more certificates in global form registered in the name of Cede & Co., as DTC’s nominee, and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
Section 5.    Further Agreements of the Issuers and the Underwriters.
(a)    Each of the Issuers, jointly and separately, covenants and agrees with each Underwriter:
(i)    Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as permitted herein; (C) to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (E) to advise the Representatives, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
(ii)    Term Sheet. The Issuers will prepare a final term sheet containing a description of the Securities, substantially in the form of Annex 1 hereto, and approved by the Representatives and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule.

(iii)    Conformed Copies of Registration Statement. At the request of the Representatives, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(iv)    Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representatives and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.
(v)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Issuers or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission.
(vi)    Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and to counsel to the Underwriters upon the Representatives’ request and not to file any such document to which the Representatives shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Issuers, such filing is required by law.
(vii)    Issuer Free Writing Prospectus. Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
(viii)    Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(ix)    Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Issuers, Rule 158).
(x)    Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives copies of all materials furnished by the Issuers to their respective securityholders and all reports and financial statements furnished by the Issuers to the principal national securities exchange or automated quotation system upon which the Securities may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.
(xi)    Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xii)    Application of Proceeds. To apply the net proceeds from the sale of the Securities being sold by the Issuers as set forth in the Prospectus.
(xiii)    Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.
(xiv)    No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
(xv)    DTC. The Issuers agree to comply with all the terms and conditions of all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.
(xvi)    Lock-Up. Until 30 days following the date of the Prospectus, the Issuers will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities (other than the Notes, bank borrowings and commercial paper) in the same market as the Notes.
(b)    Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Securities) used or referred to by such Underwriter without the prior consent of the Issuers (any such issuer information with respect to whose use the Issuers have given their consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuers with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information (including the information contained in the final term sheet prepared and filed pursuant to Section 5(a)(ii)).
Section 6.    Expenses.
The Issuers covenant and agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form T-1 and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof

(including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indentures, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Securities; (f) the listing of the Securities on the New York Stock Exchange, LLC (“NYSE”) and/or any other exchange; (g) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees required to be paid to rating agencies in connection with the rating of the Notes; (i) the fees, costs and expenses of the Trustee, any agent of the Trustee and any paying agent (including related fees and expenses of a counsel to such parties); (j) the printing of certificates representing the Securities; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
Section 7.    Conditions of Underwriters’ Obligations.
The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Issuers contained herein, to the performance by the Issuers of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Issuers shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction; and the Commission shall not have notified the Issuers or the General Partner of any objection to the use of the form of the Registration Statement.
(b)    No Underwriter shall have discovered and disclosed to the Issuers on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.
(c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Debt Documents, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to the Debt Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    The Representatives shall have received from Latham & Watkins LLP, counsel for the Issuers, their legal opinion, tax opinion and negative assurance letter, addressed to the Representatives, on behalf of the Underwriters, and dated the Delivery Date, in the forms set forth in Exhibit A-1, A-2 and A-3 hereto.
(e)    The Representatives shall have received from Andrews Kurth Kenyon LLP, counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(f)    At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Representatives, on behalf of the Underwriters, and dated the date hereof (i) confirming that Grant Thornton LLP is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(g)    With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Issuers shall have furnished to the Representatives a letter (the “bring-down letter”) from Grant Thornton LLP, addressed to the Representatives, on behalf of the Underwriters, and dated the Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(h)    On the Delivery Date, there shall have been furnished to the Representatives certificates, dated the Delivery Date and addressed to the Underwriters, signed on behalf of (i)  ETP LLC by the chief executive officer and the chief financial officer of ETP LLC and (ii) the OLP GP by the chief executive officer and the chief financial officer of the OLP GP, stating, in each case with respect to the entities covered by the certificate, that:
(1) the representations, warranties and agreements of the Issuers contained in this Agreement in Section 1 are true and correct on and as of the Delivery Date, and the Issuers have complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date;
(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Issuers of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
(3) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
(i)    None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter or letters referred to in paragraph (g) or (h) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
(j)    Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the debt securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of any of the Partnership Entities.
(k)     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i) - (iv) hereof.
(l)     The Issuers shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel to the Underwriters may reasonably request.
All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters.
Section 8.    Indemnification and Contribution.
(a)    Each of the Issuers, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Securities as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road

Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) , (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which such statements were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Issuers shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Issuers may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Issuers, their respective employees, the officers and directors of ETP LLC and the OLP GP, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in

any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuers through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Issuers or any such officer, director, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Issuers under this Section 8 if, (i) the Issuers and the Underwriters shall have so mutually agreed; (ii) the Issuers have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Issuers; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, agents, affiliates or controlling persons, on the one hand, and the Issuers, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Issuers. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Operating Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Issuers acknowledge and agree that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Issuers by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
Section 9.    Defaulting Underwriters.
(a)    If, on the Delivery Date, any Underwriter defaults in its obligations to purchase the principal amount of Notes which it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such principal amount of Notes by the non-defaulting Underwriters or other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such principal amount of Notes, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such principal amount of Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Issuers that they have so arranged for the purchase of such principal amount of Notes, or the Issuers notify the non-defaulting Underwriters that they have so arranged for the purchase of such principal amount of Notes, either the non-defaulting Underwriters or the Issuers may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in Section 9(a), the total principal amount of Notes that remains unpurchased does not exceed one-eleventh of the total aggregate principal amount of all of the Notes, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total principal amount of Notes that such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total principal amount of Notes that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2.

(c)    If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in Section 9(a), the total principal amount of Notes that remains unpurchased exceeds one-eleventh of the total aggregate principal amount of all of the Notes, or if the Issuers shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters except that the provisions of Section 8 shall not terminate and shall remain in effect.. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers, except that the Issuers will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers or any non-defaulting Underwriter for damages caused by its default.
Section 10.     Termination.
The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Issuers prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment, (i)  trading in any securities of the Issuers shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, the NASDAQ Stock Market, or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
Section 11.     Reimbursement of Underwriters’ Expenses.
If the Issuers shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Issuers to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Issuers is not fulfilled for any reason the Issuers will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Representatives. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, the Issuers shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this section.

Section 12.     Research Independence.
The Issuers acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers and/or the offering that differ from the views of their respective investment banking divisions. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Underwriters’ investment banking divisions. The Issuers acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
Section 13.     No Fiduciary Duty.
The Issuers acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Partnership Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Entities. The Issuers hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Securities.
Section 14.     Notices, Etc.
All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to: Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attn: Debt Capital Markets Syndicate, with a copy to General Counsel (Fax: (212) 797-4561); PNC Capital Markets LLC, The Tower at PNC Plaza, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222 (Fax: 412-762-2760); U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: High Grade Syndicate (Fax: 877-774-3462); and Wells Fargo

Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (Fax: (704) 410-0326).
(b)    if to the Issuers, shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to Sunoco Logistics Partners Operations L.P., 8111 Westchester Drive, Suite 600, Dallas, Texas 75525, Attention: Thomas E. Long, Chief Financial Officer (Fax: (214) 981-0701);
provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.
Section 15.     Persons Entitled to Benefit of Agreement.
This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Issuers contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have participated in the distribution of the Securities as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner and the OLP GP, the officers of the General Partner and the OLP GP who have signed the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 16.     Survival.
The respective indemnities, representations, warranties and agreements of the Issuers and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
Section 17.     Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.
For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18.     Governing Law.
This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
Section 19.     Counterparts.
This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
Section 20.     Headings.
The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Issuers and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

"Operating Partnership"

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	SUNOCO LOGISTICS PARTNERS GP LLC,
its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

"Partnership"

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Sunoco Logistics Partners Operations L.P. Debt Underwriting Agreement Signature Page

Accepted:

DEUTSCHE BANK SECURITIES INC.
PNC CAPITAL MARKETS LLC
U.S. BANCORP INVESTMENTS, INC.
WELLS FARGO SECURITIES, LLC

For themselves and as the Representatives
of the several Underwriters named
in Schedule 1 hereto

DEUTSCHE BANK SECURITIES INC.

By:     /s/ Ben-Zion Smilchensky
Name: Ben-Zion Smilchensky
Title: Managing Director

By:     /s/ Patrick M. Käufer
Name: Patrick M. Käufer
Title: Managing Director

PNC CAPITAL MARKETS LLC

By:     /s/ Robert W. Thomas
Name: Robert W. Thomas
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:     /s/ Brent Kreissl
Name: Brent Kreissl
Title: Managing Director

Sunoco Logistics Partners Operations L.P. Debt Underwriting Agreement Signature Page

WELLS FARGO SECURITIES, LLC

By:     /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Sunoco Logistics Partners Operations L.P. Debt Underwriting Agreement Signature Page

SCHEDULE 1

Underwriters	Principal Amount of the 2027 Notes	Principal Amount of the 2047 Notes
Deutsche Bank Securities Inc.	$93,750,000	$187,500,000
PNC Capital Markets LLC	$93,750,000	$187,500,000
U.S. Bancorp Investments, Inc.	$93,750,000	$187,500,000
Wells Fargo Securities, LLC	$93,750,000	$187,500,000
BBVA Securities Inc.	$37,500,000	$75,000,000
Credit Agricole Securities (USA) Inc.	$37,500,000	$75,000,000
Credit Suisse Securities (USA) LLC	$37,500,000	$75,000,000
HSBC Securities (USA) Inc.	$37,500,000	$75,000,000
Mizuho Securities USA LLC	$37,500,000	$75,000,000
RBC Capital Markets, LLC	$37,500,000	$75,000,000
SMBC Nikko Securities America, Inc.	$37,500,000	$75,000,000
SunTrust Robinson Humphrey, Inc.	$37,500,000	$75,000,000
CIBC World Markets Corp.	$25,000,000	$50,000,000
Fifth Third Securities, Inc.	$25,000,000	$50,000,000
Scotia Capital (USA) Inc.	$25,000,000	$50,000,000
Total	$750,000,000	$1,500,000,000

Schedule 1

ANNEX 1

Filed Pursuant to Rule 433 of the Securities Act
Registration No. 333-206301
333-206301-01
September 19, 2017

Final Pricing Terms
Sunoco Logistics Partners Operations L.P.
$750,000,000 4.000% Senior Notes Due 2027
$1,500,000,000 5.400% Senior Notes Due 2047

Issuer:	Sunoco Logistics Partners Operations L.P.
Guarantor:	Energy Transfer Partners, L.P.
Ratings (Moody’s / S&P / Fitch)*:	Intentionally Omitted
Security Type:	Senior Unsecured Notes
Form:	SEC Registered
Pricing Date:	September 19, 2017
Settlement Date:	September 21, 2017 (T+2)
Net Proceeds (before offering expenses):	$2,223,210,000
	4.000% Notes due 2027	5.400% Notes due 2047
Principal Amount:	$750,000,000	$1,500,000,000
Maturity Date:	October 1, 2027	October 1, 2047
Interest Payment Dates:	April 1 and October 1, beginning April 1, 2018	April 1 and October 1, beginning April 1, 2018
Benchmark Treasury:	2.250% due August 15, 2027	3.000% due May 15, 2047
Benchmark Treasury Price / Yield:	100-01 / 2.246%	103-23+ / 2.813%
Spread to Benchmark:	+185 bps	+260 bps
Yield to Maturity:	4.096%	5.413%
Coupon:	4.000%	5.400%
Public Offering Price:	99.216% of the Principal Amount	99.806% of the Principal Amount
Make Whole Call:	T+30 bps	T+40 bps
Call at Par:	On or after July 1, 2027	On or after April 1, 2047
CUSIP / ISIN:	86765B AU3 / US86765BAU35	86765B AV1 / US86765BAV18

Annex 1-1

Joint Book-Running Managers:
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
BBVA Securities Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.

Co-Managers:	CIBC World Markets Corp. Fifth Third Securities, Inc. Scotia Capital (USA) Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Additional Information
The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the prospectus supplement for this offering, the base prospectus in that registration statement and other documents the issuer (including its parent, Energy Transfer Partners, L.P.) has filed with the SEC for more complete information about the issuer (including its parent, Energy Transfer Partners, L.P.) and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, you may obtain a copy of the prospectus supplement if you request it by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, PNC Capital Markets LLC toll-free at 1-855-881-0697, U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Annex 1-2

ANNEX 2

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Energy Transfer Partners, L.P.	Delaware	Pennsylvania (registered as Sunoco Logistics Partners L.P.)
Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Sunoco Logistics Partners GP LLC	Delaware	Pennsylvania
Sunoco Logistics Partners Operations L.P.	Delaware	Montana, New York, Pennsylvania

Annex 2-1

ANNEX 3

Permitted Issuer Free Writing Prospectuses

1.    Term sheet in the form set forth in Annex 1.

Annex 3-1

ANNEX 4

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Energy Transfer, LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Field Services LLC	Delaware
ETP Holdco Corporation	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

Annex 5-1

EXHIBIT A-1
FORM OF OPINION OF LATHAM & WATKINS LLP
1.    The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.
2.    The General Partner is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.
3.    ETP LLC is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the General Partner as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that ETP LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.
4.    With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents1 and certain resolutions of the board of directors of ETP LLC, the General Partner is the sole general partner of the Partnership with an approximate [●]% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership (the “GP Ownership Interest”) all of which are owned of record by the General Partner. The GP Ownership Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated September [●], 2017 attached hereto as Annex B (the “Lien Searches”), we confirm that the GP Ownership Interest is free and clear of liens, claims, charges and encumbrances (“Liens”), other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
5.    With your consent, based solely upon a review on the date hereof of the OLP GP Governing Documents,2 the Partnership owns 100% of the limited liability company interests in the OLP GP (the “OLP GP Interest”). The OLP GP Interest has been validly issued in accordance with the OLP GP Agreement. With your consent, based solely upon a review of the Lien Searches,
________________________
1 NTD: “Partnership Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership and the Partnership Agreement.
2 NTD: “OLP GP Governing Documents” will be defined to mean the certificate of formation of OLP GP and the LLC Agreement of OLP GP.

Exhibit A-1-1

we confirm that the OLP GP Interest is free and clear of Liens, other than those (i) created by or arising under the DLLCA or the OLP GP Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
6.    The Operating Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the states set forth on Annex A hereto.
7.    The OLP GP is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Operating Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the OLP GP is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.
8.    With your consent, based solely upon a review on the date hereof of the Operating Partnership Governing Documents3 and certain resolutions of the board of directors of OLP GP, OLP GP is the sole general partner of the Operating Partnership with an approximate 0.01% general partner interest in the Operating Partnership (the “OLP GP Ownership Interest”) owned of record by OLP GP. The OLP GP Ownership Interest has been validly issued in accordance with the OLP Agreement. With your consent, based solely upon a review of the Lien Searches, we confirm that the OLP GP Ownership Interest is free and clear of Liens, other than those (i) created by or arising under the DRULPA or the OLP Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
9.    With your consent, based solely upon a review on the date hereof of the Operating Partnership Governing Documents, the Partnership owns a 99.9% limited partner interest in the Operating Partnership (the “OLP LP Ownership Interest”). The OLP LP Ownership Interest has been validly issued in accordance with the OLP Agreement. With your consent, based solely upon a review of the Lien Searches, we confirm that the OLP LP Ownership Interest is free and clear of Liens, other than those (i) created by or arising under the DRULPA or the OLP Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
10.    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited partnership action of each of the Operating Partnership, the Partnership and the General Partner, and all necessary limited liability company action of OLP GP and ETP LLC, and the Underwriting Agreement has been duly executed and delivered by each of the Operating Partnership and the Partnership.
________________________
3 NTD: “Operating Partnership Governing Documents” will be defined to mean the certificate of limited partnership of the Operating Partnership and the OLP Agreement.

Exhibit A-1-2

11.    Each of the Indentures4 have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).
12.    Each of the Base Indenture and the Supplemental Indentures, including the Guarantees contained therein with respect to the Partnership, have been duly authorized by all necessary limited partnership action of each of the Operating Partnership, the Partnership and the General Partner, and by all necessary limited liability company action of OLP GP and ETP LLC, and have been duly executed and delivered by each of the Operating Partnership and the Partnership, and each of the Indentures is the legally valid and binding agreement of each of the Operating Partnership and the Partnership, enforceable against each of the Operating Partnership and the Partnership in accordance with its terms.
13.    The Notes have been duly authorized by all necessary limited partnership action of the Operating Partnership and by all necessary limited liability company action of OLP GP and, when duly executed, issued and authenticated in accordance with the terms of the applicable Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.
14.    The execution and delivery of the Underwriting Agreement and the Indentures by the Operating Partnership and the Partnership, the issuance and sale of the Notes by the Operating Partnership and the issuance of the Guarantees by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement and the Indentures do not on the date hereof:
(i)    violate the provisions of the Governing Documents5; or

(ii)	result in the breach of or a default under any of the Specified Agreements[6]; or

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Operating Partnership or the Partnership or the DRULPA or the DLLCA; or

(iv)	require any consents, approvals, or authorizations to be obtained by the Operating Partnership or the Partnership from, or any registrations,
_________________________
4 NTD: “Indenture” will be defined as the Base Indenture, as supplemented by Fifteenth Supplemental Indenture and Sixteenth Supplemental Indenture.
5 NTD: “Governing Documents” will be defined to mean the certificates of limited partnership of the Operating Partnership, the Partnership and the General Partner, the OLP Agreement, the Partnership Agreement, the partnership agreement of the General Partner, the certificates of formation of ETP LLC and OLP GP and the LLC Agreements of ETP LLC and OLP GP.
6 NTD: “Specified Agreements” will cover (i) all of the credit agreements, indentures and debt related instruments to which the Operating Partnership and the Partnership is a party that are listed as exhibits to, or incorporated by reference into, the Registration Statement pursuant to Item 601(b) of Regulation S-K, and (ii) all contribution agreements, merger agreements or purchase agreements to which the Operating Partnership and the Partnership is a party that are listed as exhibits to, or incorporated by reference into, the Registration Statement pursuant to Item 601(b)(2) or Item 601(b)(10) of Regulation S-K.

Exhibit A-1-3

declarations or filings to be made by the Operating Partnership or the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Operating Partnership or the Partnership or the DRULPA or the DLLCA on or prior to the date hereof that have not been obtained or made.
15.    The Registration Statement has become effective under the Securities Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at 8:00 a.m. Eastern Time on September 21, 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor are pending or have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Securities Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Securities Act, and the specified Issuer Free Writing Prospectus substantially in the form of Annex 1 to the Underwriting Agreement has been filed in accordance with Rule 433(d) under the Securities Act.
16.    The Registration Statement at September [●], 2017, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Trustee’s Form T-1 under the TIA. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
17.    The statements in the Preliminary Prospectus, taken together with the Issuer Free Writing Prospectus, and the Prospectus under the captions “Description of Notes” and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Notes or the applicable Indenture, are accurate descriptions or summaries in all material respects.
18.    Each of the Operating Partnership and the Partnership is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Preliminary Prospectus, taken together with the Issuer Free Writing Prospectus, and the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1-4

EXHIBIT A-2
FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 17 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Operating Partnership and the Partnership in connection with the preparation by the Operating Partnership and the Partnership of the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Operating Partnership, Sunoco Logistics Partners GP LLC, a Delaware limited liability company (the “OLP GP”), the Partnership, Energy Transfer Partner GP, L.P., a Delaware limited partnership (the “General Partner”), and Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC” and, together with the Operating Partnership, OLP GP, the Partnership and the General Partner, the “Partnership Parties”), the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership Parties and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, at the time it became effective on August 11, 2015, including the information deemed to be a part of the Registration Statement pursuant to 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, as of the Applicable Time (together with the Incorporated Documents at that time and the Issuer Free Writing Prospectus at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

Exhibit A-2-1

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents or the Form T-1.

Exhibit A-2-2

EXHIBIT A-3
TAX OPINION OF LATHAM & WATKINS LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit A-3-1